Responses to N-SAR for 9/30 Funds for the six-month period ended
March 31, 2018

Equity Funds

Exhibit 99.77D

Policies with respect to security investments

During the period covered by this report the First Investors Total Return Fund added investments in high yield securities as part of its principal investment strategies. The portion of the fund that is invested in high yield securities is managed by Muzinich & Co., Inc. The fund also disclosed that it may invest in exchange-traded funds. These changes were disclosed in the statutory prospectus dated January 31, 2018 for the Equity Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000115), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Global Fund disclosed that it may invest in forward foreign currency contracts. This strategy was described in the statutory prospectus dated January 31, 2018 for the Equity Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018
(Accession No. 0000898432-18-000115), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Growth & Income Fund disclosed that it will invest primarily in large size companies and made other changes to its investment strategies and risks to reflect the funds value investment approach. These changes were described in the statutory prospectus dated January 31, 2018 for the Equity Funds which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 29, 2018 (Accession No. 0000898432-18-000115), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Growth & Income Fund changed its broad based index to the Russell 1000 Value Index. The change was described in a supplement dated March 14, 2018 to the Equity Funds Prospectus which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497 on March 14, 2018
(Accession No. 0000898432-18-000340), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.

During the period covered by this report the First Investors Special Situations Fund changed its broad based index to the Russell 2000 Value Index. The change was described in a supplement dated March 14, 2018 to the Equity Funds Prospectus which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 497 on March 14, 2018
(Accession No. 0000898432-18-000340), and is hereby incorporated by reference as part of the response to Item 77D of Form N-SAR.